Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-257353, No. 333-251679, No. 333-223042, No. 333-221199, No. 333-216414 and 333-213727 on Form S-3 and registration statements No. 333-248237, No. 333-227053, and No. 333-222537 on Form S-8 and registration statements No. 333-261031, No. 333-237959, No. 333-237858, and 333-221741 on Form S-1 of our report dated March 18, 2022, with respect to the consolidated financial statements of My Size Inc.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

March 18, 2022